                         AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of September 25, 1996 by and among A. Jerrold Perenchio ("Perenchio"), Sunshine Acquisition L.P., a California limited partnership ("SALP"), Sunshine Acquisition Corp., a California corporation ("SAC"), Univision Special Partnership I, L.P., a Delaware limited partnership ("USPI", and together with Perenchio, SALP and SAC, the "Perenchio Entities"), Grupo Televisa S.A., a Mexican corporation ("Grupo Televisa"), Univisa, Inc., a Delaware corporation ("Univisa"), Grupo Telesistema S.A. de C.V., a Mexican corporation ("Telesistema"), Univisa Broadcasting L.P, a Delaware limited partnership ("Univisa Broadcasting"), Univision Special Partnership II, L.P., a Delaware limited partnership ("USPII", and together with Grupo Televisa, Univisa, Telesistema and Univisa Broadcasting, the "Televisa Entities"), Ricardo Cisneros, Gustavo Cisneros (together with Ricardo Cisneros, the "Cisneros Brothers"), Venevision International Limited, a British Virgin Islands corporation ("Venevision International Limited"), Pack-A-Snack N.V., a Netherlands Antilles corporation ("Pack-A-Snack"), Dennevar B.V., a Netherlands corporation ("Dennevar"), Venevision International, Inc., a Florida Corporation ("Venevision International, Inc."), Bravo Enterprises, Inc., a Delaware corporation ("Bravo"), Univision Special Partnership III, L.P., a Delaware limited partnership ("USPIII", and together with the Cisneros Brothers, Venevision International Limited, Pack-A-Snack, Dennevar, Venevision International, Inc. and Bravo, the "Venevision Entities"), Stephen P. Rader ("Rader"), Davila Family L.L.C., a New York limited liability company ("Davila LLC"), Univision Communications Inc., a Delaware corporation ("UCI"), PTI Holdings, Inc., a Delaware corporation ("PTIH"), Univision Television Group, Inc., a Delaware corporation ("UTG"), The Univision Network Holding Limited Partnership, a Delaware limited partnership ("UNHLP"), The Univision Network Limited Partnership, a Delaware limited partnership ("UNLP"), and Network Limited Partner, Inc., a Delaware corporation ("NLPI", and together with UCI, PTIH, UTG, UNHLP and UNLP, the "Univision Entities").

                                   R E C I T A L S


         WHEREAS, UCI has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to an initial public offering of Class A Common Stock of UCI (the "Offering").

         WHEREAS, the parties hereto have agreed to reorganize the Univision Entities to facilitate the Offering (the "Reorganization").

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         I.   DEFINITIONS.

         "AFFILIATE" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person.

         "AMENDED AND RESTATED PROGRAM LICENSE AGREEMENTS" means the Amended and Restated Program License Agreement to be entered into by and between Univisa and UNLP, and the Amended and Restated Program License Agreement to be entered into by and between Dennevar and UNLP.

         "GALAVISION" means Galavision, Inc., a Delaware corporation.

         "INTERNATIONAL PROGRAM RIGHTS AGREEMENT" means the International Program Rights Agreement to be entered into by and between UNLP, Grupo Televisa (or an Affiliate of Grupo Televisa) and Venevision or an Affiliate of Venevision).

         "PACK-A-SNACK SENIOR DEBENTURE" means the UCI Senior Subordinated Debenture Due 2003 in Principal Amount of $19,719,198 in favor of
Pack-A-Snack.

         "PACK-A-SNACK SPONSOR NOTES" means the notes in favor of Pack-A-Snack made pursuant to the Sponsor Loan Agreements.

         "PACK-A-SNACK SUBORDINATED DEBENTURE" means the UCI Subordinated Debenture Due 2005 in Principal Amount of $6,338,634 in favor of Pack-A-Snack.

         "PARTICIPATION AGREEMENT" means the Participation Agreement to be entered into by and among UCI, Perenchio, Grupo Televisa, the Cisneros Brothers and Corporacion Venezolana de Television (Venevision) C.A.

         "PERENCHIO SENIOR NOTE" means the UCI Senior Subordinated Note Due 2003 in Principal Amount of $24,490,466.10 in favor of Perenchio.

         "PERENCHIO SUBORDINATED NOTE" means the UCI Subordinated Note Due 2005 in Principal Amount of $6,510,123.90 in favor of Perenchio.

         "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company or a trust.

         "PROGRAM LICENSE AGREEMENTS" means the Program License Agreement, dated as of December 17, 1992, by and between Univisa and UNLP, and the Program License Agreement, dated as of December 17, 1992, by and between Dennevar and UNLP.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into by and among UCI and certain stockholders of UCI.

         "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and the regulations of the Securities and Exchange Commission thereunder.

         "SPONSOR LOAN AGREEMENTS" means that certain Scheduled Loan Agreement [Televisa] dated as of December 17, 1992 between UTG and Grupo Televisa, that certain Scheduled Loan Agreement [Venevision] dated as of December 17, 1992 between UTG and Pack-A-Snack, that certain Additional Loan Agreement [Televisa]dated as of December 17, 1992 between UTG and Grupo Televisa, and that certain Additional Loan Agreement [Venevision] dated as of December 17, 1992 between UTG and Pack-A-Snack.

         "TELEVISA AND VENEVISION WARRANTS" means the Amended and Restated Warrants to purchase 6,855,779, 6,855,779, 364,631 and 364,631 shares of UCI common stock to be granted by UCI in favor of Telesistema, Venevision International Limited, USPII and USPIII respectively.

         "TELEVISA SENIOR DEBENTURE" means the UCI Senior Subordinated Debenture Due 2003 in Principal Amount of $19,719,198 in favor of Grupo Televisa.

         "TELEVISA SPONSOR NOTES" means the notes in favor of Grupo Televisa made pursuant to the Sponsor Loan Agreements.

         "TELEVISA SUBORDINATED DEBENTURE" means the UCI Subordinated Debenture Due 2005 in Principal Amount of $6,338,634 in favor of Grupo Televisa.

         "TRANSACTION AGREEMENTS" means the Amended and Restated Program License Agreements, the International Program Rights Agreement, the Participation Agreement, and the Registration Rights Agreement and the other documents and agreements referred to herein.

         "UNIVISA SENIOR NOTE" means, as the context requires, the UCI Senior Subordinated Note Due 2003 in Principal Amount of $644,485.95 in favor of Univisa, or the PTIH Senior Subordinated Note Due 2003 in Principal Amount of $4,133,430 in favor of Univisa.

         "UNIVISA SUBORDINATED NOTE" means the UCI Subordinated Note Due 2005 in Principal Amount of $171,319.05 in favor of Univisa.

         "UNIVISION EQUITY SECURITIES" means, as the context requires, the partnership interests in UNHLP, the shares of Common Stock and Preferred Stock of PTIH and the shares of Common Stock and Preferred Stock of UCI, including shares of Common Stock of UCI being issued pursuant to the Reorganization.

         "UNIVISION SECURITIES" means, as the context requires, the partnership interests in UNHLP, the shares of Common Stock and Preferred Stock of PTIH and UCI, the Pack-A-Snack Senior Debenture, Pack-A-Snack Sponsor Notes, Pack-A-Snack Subordinated Debenture, Perenchio Senior Note, Perenchio Subordinated Note, Televisa Senior Debenture, Televisa Subordinated Debenture, Televisa Sponsor Notes, Univisa Senior Note, Univisa Subordinated Note, Venevision Senior Note, and/or Venevision Subordinated Note.

         "VENEVISION SENIOR NOTE" means, as the context requires, the UCI Senior Subordinated Note Due 2003 in Principal Amount of $644,485.95 in favor of Venevision International Limited, or the PTIH Senior Subordinated Note Due 2003 in Principal Amount of $4,133,430 in favor of Venevision International Limited.

         "VENEVISION SUBORDINATED NOTE" means the UCI Subordinated Note Due 2005 in Principal Amount of $171,319.05 in favor of Venevision International Limited.

         II.  THE REORGANIZATION.

         A. On the second business day after the execution of the underwriting agreement by UCI and the underwriters with respect to the Offering, the parties shall cause the following transactions to occur in the order set forth below:

         1. UCI, UTG and UNLP will enter into a new credit facility on the terms set forth in the commitment letter attached as Exhibit A hereto (the "New Facility").

         2.   UTG will draw the full term loan amount under the New Facility.

         3. UTG will pay off all amounts owing to the lender under UTG's existing bank facility and UTG will terminate such facility.

         4. UTG will deposit approximately $85,000,000 with the trustee and take all other required action to defease UTG's 11 3/4% Notes.

         5.   UTG will pay all intercompany debt owed to UNLP.

         6. NLPI will be dissolved and its assets (UNLP and UNHLP partnership interests) will be distributed to SALP, Univisa Broadcasting and Bravo.

         7. UNHLP will pay to SALP, Bravo and Univisa Broadcasting all management fees accrued to such date pursuant to the UNHLP Partnership Agreement.

         8. UNLP will pay to Univisa and Dennevar all license fees accrued to such date pursuant to the Program License Agreements (net of amounts due to UNLP under the Cost Sharing Agreement).

         9. Subject to applicable withholding, the following Network distributions will be made:

              a. $60,000,000 distribution from UNLP to its partners ($59,994,000 to UNHLP, $3,000 to SALP, $1,500 to Univisa
                   Broadcasting and $1,500 to Bravo).

              b. $59,994,000 distribution from UNHLP to its partners ($28,103,293 to SALP, $14,794,499 to Univisa Broadcasting and $14,794,499 to Bravo, $727,989 to USPI, $786,858 to
                   USPII and $786,858 to USPIII).

              c. $28,106,293 distribution from SALP to its partners ($25,365,929 to Perenchio, $1,405,314 to Rader and
                   $1,335,049 to SAC).

              d.   $1,335,049 dividend from SAC to Perenchio.

              e. Distribution of management fee paid to SALP in Section A(7) above to Perenchio.

         10. The Restated Certificate of Incorporation of UCI will be amended as set forth on Exhibit B hereto to authorize additional shares of Class P Common Stock, Class T Common Stock and Class V Common Stock (sufficient to create enough shares to effectuate the issuance described in Sections B(1), B(6), and B(7) and the stock dividend described in Section B(9).

         11. The Restated Certificate of Incorporation of PTIH will be amended as set forth on Exhibit C hereto to authorize additional shares of Class P Common Stock (sufficient to create enough shares to effectuate the issuance described in Section B(8).

         B. On the fourth business day after the execution of the underwriting agreement with respect to the Offering by UCI and the underwriters, the parties shall cause the following transactions to occur in the order set forth below:

         1. Subject to applicable withholding, the following contributions to, and issuances by, UCI will be made:

              a. Univisa Broadcasting will contribute its UNHLP and UNLP partnership interests in exchange for 4,513 shares of UCI Class T Common Stock and $9,495,000 in cash.

              b. Bravo will contribute its UNHLP and UNLP partnership interests in exchange for 4,513 shares of UCI Class V Common Stock and $9,495,000 in cash.

              c. USPI will contribute its UNHLP partnership interests in exchange for 240.1 shares of UCI Class P Common Stock and $505,000 in cash.

              d. USPII will contribute its UNHLP partnership interests in exchange for 240.1 shares of UCI Class T Common Stock and $505,000 in cash.

              e. USPIII will contribute its UNHLP partnership interests in exchange for 240.1 shares of UCI Class V Common Stock and $505,000 in cash.

              f. Perenchio will contribute his partnership interest in SALP in exchange for 8,363.6 shares of UCI Class P Common Stock and $17,594,237 in cash.

              g.   Perenchio will contribute his stock of SAC in exchange for
                   441.65 shares of UCI Class P Common Stock and $926,012 in cash.

              h. Rader will contribute his partnership interest in SALP in exchange for 462.17 shares of UCI Class P Common Stock and $974,750 in cash.

         2. UNHLP will be liquidated and its assets will be distributed to UCI and SALP (with UCI assuming all obligations under the UNHLP Hallmark Note).

         3. The UNLP Partnership Agreement will be amended to reflect UCI as general partner having a 71.85% interest in UNLP and SALP as a limited partner having a 28.15% interest in UNLP and an Amended Certificate of Limited Partnership will be filed.

         4. Variable Dividends will be declared on UCI Class P Preferred Stock, Class T Preferred Stock and Class V Preferred Stock ($16,827,723 on Class P, $442,834 on Class T and $442,834 on
              Class

              V, in each case subject to adjustment in accordance with Section C below) (see Section B(30) for payment of these dividends).

         5. Variable Dividends will be declared on PTIH Class T Preferred Stock and Class V Preferred Stock ($980,791 on Class T and $980,791 on Class V, in each case subject to adjustment in accordance with Section C below) (see Section B(32) for payment of these dividends).

         6. The following contributions to, and issuances by, UCI will be made:

              a. Univisa will contribute 495 shares of PTIH Class T Common Stock to UCI in exchange for 660 shares of UCI Class T Common Stock.

              b. Univisa will contribute 9,000 shares of PTIH Class T Preferred Stock to UCI in exchange for 12,000 shares of UCI Class T Common Stock.

              c. Dennevar will contribute 495 shares of PTIH Class V Common Stock to UCI in exchange for 660 shares of UCI Class V Common Stock.

              d. Venevision International Limited will contribute 9,000 shares of PTIH Class V Preferred Stock to UCI in exchange for 12,000 shares of UCI Class V Common Stock.

              e. USPII will contribute 505 shares of PTIH Class T Common Stock to UCI in exchange for 673.5 shares of UCI Class T Common Stock.

              f. USPIII will contribute 505 shares of PTIH Class V Common Stock to UCI in exchange for 673.5 shares of UCI Class V Common Stock.

         7. Each share of UCI Class P, T and V Preferred Stock held by the Perenchio Entities, Televisa Entities and Venevision Entities will be exchanged for a share of UCI Class P, T and V Common Stock, respectively.

         8. Each share of PTIH Class T and V Common Stock and each share of Class P, T and V Preferred Stock held by UCI will be exchanged for 1/100 of a share of PTIH Class P Common Stock.

         9. There will be a stock dividend of 227.010528 shares on each share of UCI Class P, T and V Common Stock.

         10. UCI's Restated Certificate of Incorporation will be Amended and Restated as set forth on Exhibit D hereto.

         11.  UCI's Bylaws will be amended as set forth on Exhibit E hereto.

         12. PTIH's Restated Certificate of Incorporation will be amended as set forth on Exhibit F hereto.

         13.  PTIH's Bylaws will be amended as set forth on Exhibit G hereto.

         14.  PTI will be merged with and into PTIH.

         15. The Amended and Restated Program License Agreements, the Registration Rights Agreement, the Participation Agreement, the International Program Rights Agreement, as set forth on Exhibits H through L hereto, will be entered into by and among the parties thereto.

         16. Televisa and Venevision Warrants will be entered into as set forth on Exhibits M(a)-(d) hereto.

         17. UTG's Restated Certificate of Incorporation will be amended as set forth on Exhibit N hereto.

         18.  UTG's Bylaws will be amended as set forth on Exhibit O hereto.

         19. Rader will convert each share of UCI Class P Common Stock owned by him into one share of UCI Class A Common Stock.

         20. The USPI Partnership Agreement will be amended to name Davila LLC as the managing general partner thereof and USPI will convert 595,659 shares of UCI Class P Common Stock into the same number of shares of UCI Class A Common Stock.

         21. The USPII Partnership Agreement will be amended to name Davila LLC as the managing general partner thereof and USPII will convert 234,675 shares of UCI Class T Common Stock into the same number of shares of UCI Class A Common Stock.

         22. The USPIII Partnership Agreement will be amended to name Davila LLC as the managing general partner thereof and USPIII will convert 234,675 shares of UCI Class V Common Stock into the same number of shares of UCI Class A Common Stock.

         23. USPI, USPII and USPIII will each enter into a voting agreement with UCI in the form of Exhibit P hereto.

         24.  UCI will close the Offering.

         25. UCI will draw down a sufficient amount under the revolver portion of the New Facility that, when added to the remainder of the term portion previously drawn and the net proceeds from the Offering, will give UCI and its subsidiaries sufficient funds to make the payments described in Sections B(29), (30), (31), (32), (33) and
              (34).

         26. UCI will contribute a sufficient amount to PTIH (to pay amounts described in Sections B(32) and (33)).

         27. UTG will borrow a sufficient amount from UCI (to pay amounts described in Section B(34)).

         28. UCI will advance sufficient amount to UNLP to allow UNLP to pay principal and interest on the note issued to Univisa in connection with the acquisition of Galavision and UNLP will repay such note.

         29. UNLP will transfer Galavision stock to UCI in repayment of the advance.

         30. Subject to applicable withholding, UCI will pay dividends on UCI Class P, T and V Preferred Stock declared in Section B(4).

         31. Subject to applicable withholding, UCI will repay principal and interest on its debt securities as follows, with all amounts subject to adjustment as provided in Section C below:

              a. $25,202,588 to Grupo Televisa as repayment of Televisa Senior Debenture.

              b. $8,239,959 to Grupo Televisa as repayment of Televisa Subordinated Debenture.

              c. $25,202,588 to Pack-A-Snack as repayment of Pack-A-Snack Senior Debenture.

              d. $8,239,959 to Pack-A-Snack as repayment of Pack-A-Snack Subordinated Debenture.

              e.   $668,405 to Univisa as repayment of Univisa Senior Note.

              f.   $178,177 to Univisa as repayment of Univisa Subordinated
                   Note.

              g. $668,405 to Venevision International Limited as repayment of Venevision Senior Note.

              h. $178,177 to Venevision International Limited as repayment of Venevision Subordinated Note.

              i.   $25,399,418 to Perenchio as repayment of Perenchio Senior
                   Note.

              j. $6,670,739 to Perenchio as repayment of Perenchio Subordinated Note.

         32. Subject to applicable withholding, PTIH will pay dividends on PTIH Preferred Stock declared in Section B(5).

         33. Subject to applicable withholding, PTIH will repay principal and interest on its debt securities as follows, with all amounts subject to adjustment as provided in Section C below:

              a.   $4,302,036 to Univisa as repayment of Univisa Senior Note.

              b. $4,302,036 to Venevision International Limited as repayment of Venevision Senior Note.

         34. Subject to applicable withholding, UTG will repay principal and interest on its debt securities as follows, with all amounts subject to adjustment as provided in Section C below:

              a. $103,632,461 to Grupo Televisa as repayment of Televisa Sponsor Notes.

              b. $ 43,512,960 to Pack-A-Snack as repayment of Pack-A-Snack Sponsor Notes.

         C. Calculations of accrued interest and dividends in this Agreement were made with an assumption that such accrued interest and dividends would be paid on July 31, 1996. To the extent such payments are made on a different date, the amount of accrued interest and dividends payable hereunder will be adjusted in accordance with the terms of the applicable instrument.

         III. REPRESENTATIONS AND WARRANTIES.

         A. Perenchio represents and warrants to the other parties hereto as follows:

              1. Each corporation and other entity listed on Schedule 2 is an Affiliate of Perenchio, and all right, title and interest therein is beneficially owned by Mr. A. Jerrold Perenchio, except as set forth on
Schedule 2.

              2. Each corporation and other entity listed on Schedule 2 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to own the Univision Securities that it owns and to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

              3. The execution, delivery and performance of this Agreement and each of the Transaction Agreements and the sale or transfer of the Univision Securities by each Perenchio Entity who is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Perenchio Entity. This Agreement and each of the Transaction Agreements to which Perenchio or any Perenchio Entity is a party constitutes the legally valid and binding obligation of Perenchio or such Perenchio Entity, enforceable against Perenchio or such Perenchio Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of the Transaction Agreements by Perenchio and such Perenchio Entities, and the transfer or sale of the Univision Securities by Perenchio or the Perenchio Entities will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any such Perenchio Entity or any contract or agreement to which Perenchio or any such Perenchio Entity may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Perenchio or any such Perenchio Entity, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Perenchio and such Perenchio Entities and the sale or transfer of the Univision Securities by Perenchio or such Perenchio Entities will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

         4. Perenchio and such Perenchio Entities that are transferring Univision Securities hereunder, own such securities, and are transferring such securities free and clear of any liens.

         5. The shares Common Stock of UCI being acquired by the Perenchio Entities hereunder (i) are being acquired for the own account of such Perenchio Entities, for investment purposes and without a view towards resale thereof and
(ii) will not be sold or otherwise disposed of by such Perenchio Entities except in compliance with the Securities Act and other applicable securities laws.

         B. Grupo Televisa represents and warrants to the other parties hereto as follows:

              1. Each corporation and other entity listed on Schedule 3 is an Affiliate of Grupo Televisa, and all right, title and interest therein is beneficially owned by Grupo Televisa, except as set forth on Schedule 3.

              2. Each corporation and other entity listed on Schedule 3 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to own the Univision Securities that it owns and to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

              3. The execution, delivery and performance of this Agreement and each of the Transaction Agreements and the sale or transfer of the Univision Securities by Grupo Televisa and each Televisa Entity who is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Televisa Entity. This Agreement and each of the Transaction Agreements to which Grupo Televisa and such Televisa Entity is a party constitutes the legally valid and binding obligation of Grupo Televisa or such Televisa Entity, enforceable against Grupo Televisa or such Televisa Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of the Transaction Agreements by Grupo Televisa and such Televisa Entities, and the transfer or sale of the Univision Securities by Grupo Televisa or the Televisa Entities will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Grupo Televisa or any such Televisa Entity or any contract or agreement to which Grupo Televisa or any such Televisa Entity may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Grupo Televisa or any such Televisa Entity, or violate any applicable law, rule or regulation.

Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Grupo Televisa and such Televisa Entities and the sale or transfer of the Univision Securities by Grupo Televisa and such Televisa Entities will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

         4. Grupo Televisa and such Televisa Entities that are transferring Univision Securities hereunder, own such securities, and are transferring such securities free and clear of any liens.

         5. The shares Common Stock of UCI being acquired by the Televisa Entities hereunder (i) are being acquired for the own account of such Televisa Entities, for investment purposes and without a view towards resale thereof and
(ii) will not be sold or otherwise disposed of by such Televisa Entities except in compliance with the Securities Act and other applicable securities laws.

         C. Each of the Cisneros Brothers represents and warrants to the other parties hereto as follows:

              1. Each corporation and other entity listed on Schedule 4 is an Affiliate of the Cisneros Brothers, except as set forth on Schedule 4.

              2. Each corporation and other entity listed on Schedule 4 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to own the Univision Securities that it owns and to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

              3. The execution, delivery and performance of this Agreement and each of the Transaction Agreements and the sale or transfer of the Univision Securities by each Venevision Entity who is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Venevision Entity. This Agreement and each of the Transaction Agreements to which the Cisneros Brothers or a Venevision Entity is a party constitutes the legally valid and binding obligation of the Cisneros Brothers or such Venevision Entity, enforceable against the Cisneros Brothers or such Venevision Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of the Transaction Agreements by the Cisneros Brothers and such

Venevision Entities, and the transfer or sale of the Univision Securities by the Cisneros Brothers or the Venevision Entities will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any such Venevision Entity or any contract or agreement to which the Cisneros Brothers or any such Venevision Entity may be a party, result in the imposition of any lien or encumbrance against any assets or properties of the Cisneros Brothers or any such Venevision Entity, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by the Cisneros Brothers and such Venevision Entities and the sale or transfer of the Univision Securities by the Cisneros Brothers or any such Venevision Entity will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

         4. The Cisneros Brothers and such Venevision Entities that are transferring Univision Securities hereunder, own such securities, and are transferring such securities free and clear of any liens.

         5. The shares Common Stock of UCI being acquired by the Venevision Entities hereunder (i) are being acquired for the own account of such Venevision Entities, for investment purposes and without a view towards resale thereof and (ii) will not be sold or otherwise disposed of by such Venevision Entities except in compliance with the Securities Act and other applicable securities laws.

    D.   Rader represents and warrants to the other parties hereto as follows:

         1. This Agreement and each of the Transaction Agreements to which Rader is a party constitutes the legally valid and binding obligation of Rader, enforceable against Rader in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of the Transaction Agreements by Rader, and the transfer or sale of the Univision Securities by Rader will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any contract or agreement to which Rader may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Rader, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Rader and the sale or transfer of the Univision Securities by Rader will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

         2. Rader owns the Univision Securities being transferred by Rader hereunder, and is transferring such securities free and clear of any liens.

         3.   The shares Common Stock of UCI being acquired by Rader hereunder
(i) are being acquired for Rader's own account, for investment purposes and without a view towards resale thereof and (ii) will not be sold or otherwise disposed of by Rader except in compliance with the Securities Act and other applicable securities laws.

         E. Davila LLC represents and warrants to the other parties hereto as follows:

              1. Davila LLC is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Davila LLC has all necessary power and authority to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

              2. The execution, delivery and performance of this Agreement and each of the Transaction Agreements by Davila LLC has been duly and validly authorized by the appropriate authority of, and by all other necessary action on the part of, Davila LLC. This Agreement and each of the Transaction Agreements to which Davila LLC is a party constitutes the legally valid and binding obligation of Davila LLC, enforceable against Davila LLC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.
The execution, delivery and performance of the Transaction Agreements by Davila LLC will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any contract or agreement to which Davila LLC may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Davila LLC, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Davila LLC will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

    F. Each Univision Entity represents and warrants to the other parties hereto as follows:

              1. Such Univision Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Univision Entity has all necessary power and authority to own the Univision Securities which it owns and to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

              2. The execution, delivery and performance of this Agreement and each of the Transaction Agreements and the issuance of the Univision Securities by such Univision Entity who is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Univision Entity. This Agreement and each of the Transaction Agreements to which such Univision Entity is a party constitutes the legally valid and binding obligation of such Univision Entity, enforceable against such Univision Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.
The execution, delivery and performance of the Transaction Agreements by such Univision Entity, and the issuance of the Univision Securities by such Univision Entity will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any such Univision Entity or any contract or agreement to which such Univision Entity may be a party, result in the imposition of any lien or encumbrance against any assets or properties of such Univision Entity, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by such Univision Entity and the sale or transfer of the Univision Securities by such Univision Entity will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

         3. The common stock of UCI being issued hereunder will be upon issuance, validly issued, fully paid and non-assessable.

    IV.  TAX MATTERS.

         A. The parties hereto agree that all payments made with respect to the Univision Securities will be treated and reported for federal, state and local income or franchise tax purposes in accordance with their form or characterization as set forth in the documents pertaining thereto, and no party hereto shall make any statement or take any position, or permit any of its Affiliates to make any statement or take any position, inconsistent therewith in connection with any tax matter, including but not limited to any tax return or in the course of any audit by a taxing authority within the United States; provided that the foregoing shall not apply if (i) such treatment is contrary to a "determination" within the meaning of Section 1313 of the Internal Revenue Code (or equivalent state law provision), (ii) any party provides an unqualified opinion of nationally recognized tax counsel that there is no reasonable basis for such treatment, and none of the other parties provides an opinion of nationally recognized tax counsel to the contrary, or (iii) the parties hereto unanimously consent to a different treatment.

         B. Other than as set forth on Schedule 1, each of the undersigned represents and warrants that such Person has not transferred any of the Univision Equity Securities since December 17, 1992. Other than as set forth in this Agreement, each of the undersigned represents and warrants that such Person does not currently have, and will not have at the time of the Reorganization, a plan, intention or arrangement to sell, exchange, transfer, distribute, pledge or otherwise dispose of any of the Univision Equity Securities, including the shares of UCI's stock that such Person will receive in the Reorganization, and in no event will the undersigned sell any of such shares of UCI stock within the six month period following the date of the closing of the Offering, except, in each case, for transfers of Univision Equity Securities to Affiliates of any of the parties hereto; provided that, prior to any such transfer, the transferor (the "Intragroup Transferor") delivers to UCI an unqualified opinion of (w) Fried, Frank, Harris, Shriver & Jacobson, (x) Milbank, Tweed, Hadley & McCloy, (y) O'Melveny & Myers LLP or
(z) other nationally recognized tax counsel which other counsel shall be reasonably acceptable to UCI, that such transfer will not reduce the number of shares of UCI received, held, owned and/or deemed owned "immediately after" the Reorganization by a party treated as a transferor of property in exchange for UCI stock for purposes of determining "control" under Section 351 of the Internal Revenue Code, other than, in the case of Grupo Televisa and its Affiliates and Venevision and its Affiliates, transfers to Grupo Televisa or its Affiliates or Venevision or its Affiliates, as the case may be, of (i) shares of UCI owned by such Intragroup Transferor prior to the date hereof, (ii) shares of UCI received pursuant to Section II(B)(1) hereof and (iii) shares of UCI received as a dividend on the shares described in clauses (i) and (ii) above pursuant to Section II(B)(9) hereof.

         C. The parties agree that (i) the contributions to UCI described in Article II(B)(1) and (6) above, (ii) the Offering and (iii) the transactions contemplated by that certain Purchase Agreement among UCI and the partners of Sainte Limited, a California limited partnership, are intended to constitute interdependent components of a single integrated plan for the capitalization of UCI under Section 351 of the Internal Revenue Code.


         V.   MISCELLANEOUS.

         A. ENTIRE AGREEMENT. The express provisions of this Agreement and the Transaction Agreements, and the documents delivered in connection with any thereof, constitute the entire agreement among the parties and their Affiliates, and supersede all other agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the
subject matter hereof and thereof.   No implied agreements shall be deemed to
exist with respect to such subject
matter. All references to sections, subsections and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

         B. ASSIGNMENTS. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any of the parties, in whole or in part, whether voluntarily, by operation of law or otherwise, except for (i) assignments or delegations to transferees of Univision Equity Securities in connection with transfers of Univision Equity Securities made in compliance with Section IV(B) above and (ii) assignments or delegations to transferees of Univision Securities (other than Univision Equity Securities) in connection with transfers of such Univision Securities made in compliance with the agreements and instruments governing such Univision Securities. Any attempted assignment or delegation in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the parties. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         C. JURISDICTION; VENUE; SERVICE OF PROCESS. Each of the parties irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of the parties irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 818 West 7th Street, Los Angeles, CA 90017 as his or its agent to receive on behalf of him or it and his or its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to any of the parties in care of the Process Agent at the Process Agent's above address or such other address the Process Agent may have in the future, and each of the parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternate method of service, each of the parties consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivering of a copy of the such process to such party at its address specified in or in accordance with Section V.D. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         D. NOTIFICATION. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized overnight courier service which provides written acknowledgement by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as set forth on
Schedule 1 hereto or to such other addresses as may be specified by like notice to the other parties.

         E. INDEMNIFICATION. Each of the parties (an "INDEMNIFYING PARTY") indemnifies each of the other parties, their respective Affiliates, the officers, directors, shareholders, agents, employees and attorneys of each of the other parties and their respective Affiliates, and their respective heirs, administrators, successors and assigns, and agrees to hold each of them harmless, from and against any and all Losses which any of them may incur or suffer, or which may be asserted against or imposed on any of them, directly or indirectly, arising out of, as a result of or based upon any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement. As used in this Agreement, "LOSSES" refers to any and all liability, losses, costs, deficiencies, damages, demands, claims, actions, judgments, causes of action and expenses (including, without limitation, attorneys' and accountants' fees, costs incurred to investigate or defend, and costs incurred to enforce the provision hereof).

         F. INVALIDITY. If any provision of this Agreement is too broad to permit enforcement to its full extent, such provision shall nevertheless be enforced to the maximum extent permitted by law, and each party agrees that such provisions may be judicially modified accordingly in any proceeding brought to enforce this Agreement. If any portion of this Agreement shall be held to be indefinite, invalid or otherwise entirely unenforceable, the entire Agreement shall not fail on account thereof. The balance of this Agreement shall continue in full force and effect.

         G. AMENDMENTS AND WAIVERS. No modification, amendment, termination or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any course of dealing nor any failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder shall impair any such power, right or privilege or operate as a waiver thereof or as a waiver or acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. No notice to or demand on any of the parties in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

         H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each party.

         I. FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         J. SPECIFIC PERFORMANCE. The parties hereby acknowledge that each party would suffer irreparable injury and would not have an adequate remedy at law for money damages if the provisions of this Agreement were not performed in accordance with their terms. Each party agrees that the others shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which they are entitled, at law or in equity.
 Furthermore, if any action or proceeding shall be instituted to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and agrees not to urge in any such action or proceeding the claim or defense that such remedy at law exists.

         K. SECTION AND OTHER HEADINGS. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         L. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in that State, without regard to conflict of laws principles.

         M. ATTORNEYS' FEES; COSTS AND EXPENSES. In any action or proceeding brought to enforce any provision of the Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its cost and expense and any other available remedy.

         N. TERMINATION OF CERTAIN AGREEMENTS. The parties agree that effective upon the consumation of the transactions contemplated by this Agreement, the agreements set forth on Schedule 1 hereto shall be deemed terminated effective as of the date set forth on such schedule.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                            /s/ A. Jerrold Perenchio
                            --------------------------------
                            A. JERROLD PERENCHIO


                            SUNSHINE ACQUISITION L.P.
                            By:   Sunshine Acquisition Corp.,
                                  its General partner


                            By:  /s/ Robert V. Cahill
                                 ---------------------------

                            Title:    Vice President
                                  --------------------------


                            SUNSHINE ACQUISITION CORP.


                            By:  /s/ Robert V. Cahill
                                 ---------------------------

                            Title:   Vice President
                                  --------------------------



                            UNIVISION SPECIAL PARTNERSHIP L.L.P.


                            By:  Sunshine Acquisition, L.P.
                                 ---------------------------

                            Its: General Partner
                                 ---------------------------
                            By:  Sunshine Acquisition Corp., its General Partner


                                  By: /s/ Robert V. Cahill
                                      ----------------------

                                  Title: Vice President
                                         -------------------

                             GRUPO TELEVISA S.A.


                             By: /s/ Javier Mondragon
                                 ---------------------------

                             Title: Attorney in fact
                                    ------------------------



                             UNIVISA, INC.


                             By: /s/ [Illegible]
                                 ---------------------------

                             Title:  President & Chief Operating
                                    ------------------------
                                     Officer



                             GRUPO TELESISTEMA S.A. DE C.V.


                             By: /s/ Felix Araujo
                                 ---------------------------

                             Title:    President
                                    ------------------------


                             UNIVISA BROADCASTING L.P.


                             By: Univisa Broadcasting Corp.,
                                 its General Partner
                             By: /s/ [Illegible]
                                 ---------------------------

                             Its: Vice President & Secretary
                                  --------------------------


                                  By: /s/ [Illegible]
                                      ----------------------

                                  Title:
                                         -------------------

                             UNIVISION SPECIAL PARTNERSHIP II,
                             L.P.
                             By: Univision Broadcasting L.P.,
                                 its General Partner
                             By: Univision Broadcasting Corp.
                                --------------------------------

                             Its: General Partner
                                 -------------------------------


                                  By: /s/ [Illegible]
                                     ---------------------------

                                  Title:  President
                                        ------------------------


                               /s/ Ricardo Cisneros
                             -----------------------------------
                             RICARDO CISNEROS


                               /s/ Gustavo Cisneros
                             -----------------------------------
                             GUSTAVO CISNEROS



                             VENEVISION INTERNATIONAL LIMITED


                             By:  /s/ [Illegible]
                                 -------------------------------

                             Title:     Attorney-in-fact
                                    ----------------------------



                             PACK-A-SNACK N.V.


                             By:   /s/ [Illegible]
                                 -------------------------------

                             Title:     Attorney-in-fact
                                    ----------------------------

                             DENNEVAR B.V.


                             By:  /s/ [Illegible]
                                 -------------------------------

                             Title:     Attorney-in-fact
                                    ----------------------------



                             VENEVISION INTERNATIONAL, INC.


                             By:  /s/ [Illegible]
                                 -------------------------------

                             Title:     Attorney-in-fact
                                    ----------------------------


                             BRAVO ENTERPRISES, INC.


                             By:  /s/ [Illegible]
                                 -------------------------------

                             Title:    Attorney-in-fact
                                    ----------------------------



                             UNIVISION SPECIAL PARTNERSHIP III,
                             L.P.


                             By: Tisdell International Management, LTD
                                 -------------------------------

                             Its: Managing General Partner
                                  ------------------------------


                                  By: /s/ [Illegible]
                                     ---------------------------

                                  Title:    Attorney-in-fact
                                         -----------------------


                              /s/ Stephen P. Rader
                             -----------------------------------
                             STEPHEN P. RADER

                             UNIVISION COMMUNICATIONS INC.


                             By: /s/ Robert V. Cahill
                                 -------------------------------
                                     Robert V. Cahill
                             Title:  Vice President and Secretary
                                    ----------------------------


                             PTI HOLDINGS, INC.


                             By:  /s/ Robert V. Cahill
                                 -------------------------------
                                      Robert V. Cahill
                             Title:   Vice President and Secretary
                                    ----------------------------


                             UNIVISION TELEVISION GROUP, INC.


                             By:  /s/ Robert V. Cahill
                                 -------------------------------
                                      Robert V. Cahill
                             Title:   Vice President and Secretary
                                    ----------------------------


                             THE UNIVISION NETWORK HOLDING
                             LIMITED PARTNERSHIP


                             By:  /s/ Robert V. Cahill
                                 -------------------------------
                                      Robert V. Cahill
                             Its:     Managing Director and Secretary
                                  ------------------------------


                                  By:
                                     ---------------------------

                                  Title:
                                         -----------------------

                             THE UNIVISION NETWORK LIMITED
                             PARTNERSHIP

                                  The Univision Network Holding
                             By:  Limited Partnership
                                 -------------------------------

                             Its: General Partner
                                  ------------------------------


                                  By: /s/ Robert V. Cahill
                                     ---------------------------
                                          Robert V. Cahill
                                  Title:  Managing Director and
                                         -----------------------
                                          Secretary



                             NETWORK LIMITED PARTNER, INC.


                             By: /s/ Robert V. Cahill
                                 -------------------------------
                                     Robert V. Cahill
                             Title:  Vice President and Secretary
                                    ----------------------------


                             THE DAVILA FAMILY L.L.C.


                             By:  /s/ [Illegible]
                                  ------------------------------

                             Title: [Illegible]
                                    ----------------------------

                                    EXHIBIT INDEX


Exhibit A - Commitment Letter for New Facility
Exhibit B - Amendment to UCI Certificate to Authorize Additional Shares Exhibit C - Amendment to PTIH Certificate to Authorize Addtional Shares Exhibit D - UCI Restated Certificate of Incorporation
Exhibit E - UCI Amended Bylaws
Exhibit F - PTIH Restated Certificate of Incorporation
Exhibit G - PTIH Amended Bylaws
Exhibit H - Univisa Amended and Restated Program License Agreement
Exhibit I - Dennevar Amended and Restated Program License Agreement Exhibit J - Registration Rights Agreement
Exhibit K - Participation Agreement
Exhibit L - International Program Rights Agreement
Exhibit M(a) - Televisa Amended and Restated Warrant
Exhibit M(b) - Venevision Amended and Restated Warrant
Exhibit M(c) - Televisa Amended and Restated Warrant
Exhibit M(d) - Venevision Amended and Restated Warrant
Exhibit N -   UTG Restated Certificate of Incorporation
Exhibit O - UTG Amended Bylaws
Exhibit P - Voting Agreement

Pursuant to Item 601(b)(2) of Regulation S-K:

(1)   the exhibits listed on the foregoing page have not been filed; and

(2) the Company hereby agrees to furnish supplementally a copy of any of these omitted exhibits to the Commission upon request.